Exhibit 99.(a)(5)(C)

A I F t o S O F I X T r a n s i t i o nYour questions, answered We’ve reached an agreement to transition the Alternative Income Fund (AIF) into the Opportunistic Credit Interval Fund (SOFIX), managed by Mount Logan Management (Mount Logan). If approved by shareholders, we believe this will help diversify your investment while giving you access to the resources of an experienced private credit manager. Background on the offering What is happening? If approved by shareholders, SOFIX will acquire all AIF assets in exchange for newly issued SOFIX shares, distributed to AIF shareholders in a net asset value for net asset value (NAV-for-NAV) exchange. AIF will cease to exist after closing. Willow Wealth has evolved into a platform that connects investors with leading managers across private markets. Mount Logan, part of the BC Partners platform, is focused on credit strategies at institutional scale. The AIF portfolio’s primarily private credit holdings fit within SOFIX’s existing strategy. Who is Mount Logan Capital? Mount Logan Capital is an integrated alternative asset management and insurance solutions firm. Mount Logan Management, a subsidiary of Mount Logan Capital, is the investment adviser to SOFIX and is part of the BC Partners credit platform. Together with its affiliates, BC Partners manages assets across private equity, credit, and real estate. What is SOFIX? SOFIX is a credit-focused interval fund. Its objectives are to produce current income and capital appreciation by investing across private and liquid credit opportunities, including privately originated loans and secondary credit investments. Can I exit before the transition? The current AIF tender offer will be extended and will close on April 6, giving investors additional time to submit redemption requests. Following the expected close of the transaction and issuance of SOFIX shares, liquidity will be provided through SOFIX's quarterly repurchase program. How do the investment strategies compare? Both AIF and SOFIX focus on seeking to generate income through private credit and asset-backed finance. SOFIX places greater emphasis on opportunistic credit investments sourced through the BC Partners platform, while AIF historically maintained broader exposure across a range of alternative asset classes. Why is this transition occuring? Willow Wealth Confidential. Not for redistribution. 1

Your investment Does the value of my investment change? Your AIF shares will be exchanged for SOFIX shares at equal dollar value through a NAV-for-NAV exchange. Is this taxable? The transaction is intended to qualify as a tax-free reorganization. Your cost basis and holding period are expected to carry over to SOFIX shares, and you will continue to receive 1099-DIV tax reporting. Note that AIF may make distributions prior to closing to maintain its regulated investment company status. If made, those distributions would be taxable in the year received. Consult your tax advisor for guidance specific to your situation. SOFIX targets quarterly distributions, though distributions are not guaranteed. If you are enrolled in the dividend reinvestment plan, reinvested distributions will be issued as new SOFIX shares following the close of the transaction. Your account How will I access my AIF account? Your investment is expected to be accessible through the Mount Logan investor portal, where you can access reports, performance information, and shareholder materials — similar to how you do now on the Willow Wealth platform. You will receive onboarding instructions in advance of the transition. Will I still receive tax forms through Willow Wealth? Yes. Final tax documents related to your AIF investment will be delivered through Willow Wealth for the 2026 tax year Can I still redeem my shares in AIF? Similar to AIF, SOFIX is generally expected to make quarterly offers to repurchase a portion of its outstanding shares at net asset value. Because repurchases are limited to a percentage of shares each quarter, there is no guarantee that all requested shares will be repurchased in a given offer. Are my other Willow Wealth investments affected? No. This transaction applies only to your AIF position. Your Willow Wealth account will continue to remain active. Does Willow Wealth plan to transition any other funds? No. This transaction is specific to AIF and there are no plans to transition other funds. Do I need to take any action? Not today. The transaction requires approval by AIF shareholders. You will receive proxy materials and voting instructions in the coming weeks. When they arrive, please review them and cast your vote. What happens to my distributions? Willow Wealth Confidential. Not for redistribution. 2

Cautionary Statement Regarding Forward-Looking Statements This communication, and oral statements made from time to time by representatives of Willow Wealth or AIF may contain statements of a forward-looking nature relating to future events within the meaning of applicable U.S. securities laws. Forward-looking statements may be identified by words such as “anticipates,” “believes,” “could,” “continue,” “estimate,” “expects,” “intends,” “will,” “should,” “may,” “plan,” “predict,” “project,” “would,” “forecasts,” “seeks,” “future,” “proposes,” “target,” “goal,” “objective,” “outlook” and variations of these words or similar expressions (or the negative versions of such words or expressions). Forward-looking statements are not statements of historical fact and reflect Willow Wealth’s or AIF’s current views about future events. Such forward-looking statements include, without limitation, statements about the expected timing and benefits of the transaction, future financial and operating results, Willow Wealth’s or AIF’s plans, objectives, expectations and intentions regarding our business strategy and plans, and other statements that are not historical facts, including but not limited to the inability to complete and recognize the anticipated benefits of the transaction on the anticipated timeline or at all, purchase price adjustments, unexpected costs related to the transaction, future results of operations, projected cash flow and liquidity, business strategy, shareholder liquidity and the payment of dividends, and other plans and objectives for future operations. No assurances can be given that the forward-looking statements contained in this communication will occur as projected, and actual results may differ materially from those projected. Forward-looking statements are based on current expectations, estimates and assumptions that involve a number of risks and uncertainties, both known and unknown, that could cause actual results to differ materially from those projected. Forward-looking statements are based on the estimates and opinions of management at the time the statements are made. Readers should carefully review the statements set forth in the reports, which AIF has filed or will file from time to time with the SEC and any risk factors contained in such reports, which may cause results to differ. Each of Willow Wealth and AIF do not undertake any obligation, and expressly disclaims any obligation, to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. Any discussion of past performance is not an indication of future results. Investing in financial markets involves a substantial degree of risk. Investors must be able to withstand a total loss of their investment. The information herein is believed to be reliable and has been obtained from sources believed to be reliable, but no representation or warranty is made, expressed or implied, with respect to the fairness, correctness, accuracy, reasonableness or completeness of the information and opinions. The information contained on the website of Willow Wealth or AIF is not incorporated by reference into this communication. Neither Willow Wealth nor AIF is responsible for the contents of third-party websites. No Offer or Solicitation This communication is not, and under no circumstances is it to be construed as, a prospectus or an advertisement and is not, and under no circumstances is it intended to be and does not constitute an offer to sell or the solicitation of an offer to purchase any securities in AIF or SOFIX or in any fund or other investment vehicle in any jurisdiction pursuant to the proposed transactions or otherwise, nor is it intended to solicit a proxy from any shareholder of AIF. Additional Information and Where to Find It Additional information regarding the proposed transaction will be presented in a proxy statement/prospectus that will be provided to AIF shareholders. The proxy statement/prospectus has yet to be filed with the U.S. Securities and Exchange Commission (SEC). After the proxy statement/prospectus is filed with the SEC, it may be amended or withdrawn at any time. The proxy statement/prospectus will not be distributed to shareholders of AIF unless and until a registration statement comprising the proxy statement/prospectus is declared effective by the SEC. When available and effective, as applicable, AIF shareholders are encouraged to review the proxy statement/prospectus on the SEC website at www.sec.gov or on the fund’s website at www.yieldstreetalternativeincomefund.com. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. AIF SHAREHOLDERS SHOULD CONSIDER THE INVESTMENT OBJECTIVES, RISKS, CHARGES, AND EXPENSES OF AIF AND SOFIX CAREFULLY. THE PROXY STATEMENT AND THE PROXY STATEMENT/PROSPECTUS WILL CONTAIN INFORMATION WITH RESPECT TO THE INVESTMENT OBJECTIVES, RISKS, CHARGES, AND EXPENSES OF AIF AND SOFIX. Participants in the Solicitation SOFIX, Mount Logan Capital, Mount Logan Management, AIF and Willow Wealth and their respective directors/trustees, officers and employees and other persons may be deemed to be participants in the solicitation of proxies from the shareholders of AIF in connection with the proposed transaction. Information regarding the persons who may be deemed participants in such solicitation will be set forth in the proxy statement/prospectus relating to the proposed transaction when it is filed with the SEC. Shareholders may obtain additional information regarding the interests of the participants in the solicitation of proxies in connection with the proposed transaction by reading the proxy statement/prospectus when it becomes available.[NS1]